UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

NEVRO CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 251-0005

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2024, Nevro Corp., a Delaware corporation (“Nevro” or the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with certain affiliates of Engaged Capital, LLC (collectively, the “Engaged Group”).

Pursuant to the Cooperation Agreement, the Company has agreed to take such actions as are necessary to (i) increase the size of the Company’s board of directors (the “Board”) from ten (10) to eleven (11) directors, (ii) appoint Kirt P. Karros (the “New Director”), to the Board effective immediately, with a term expiring at the 2024 annual meeting of the Company’s stockholders (the “2024 Annual Meeting”) and (iii) include the New Director, Michael DeMane, D. Keith Grossman, Sri Kosaraju, Shawn T. McCormick, Kevin O’Boyle, Karen N. Prange, Susan Siegel, Kevin Thornal and Elizabeth Weatherman as the Company’s’ recommended slate of nominees for election at the 2024 Annual Meeting.

The size of the Board shall be reduced to ten (10) directors effective as of the 2024 Annual Meeting. The Cooperation Agreement requires that, until the Termination Date (as defined below), the number of directors of the Company constituting the Board not exceed ten (10), including the New Director, without the Engaged Group’s prior written consent.

The Cooperation Agreement provides that if, at any time before the Termination Date, the New Director is no longer able to serve as a director for any reason, and so long as the Engaged Group continuously beneficially owns in the aggregate at least the lesser of (x) 3.0% of the outstanding shares of common stock of the Company and (y) 1,086,165 shares of common stock of the Company (subject to adjustment), the Engaged Group shall have the right to identify and recommend to the Board a replacement director. Such replacement director must not be an employee of, and must be independent from, the Engaged Group. Any such candidate shall be subject to review and approval by the Board and by the Nominating and Corporate Governance Committee of the Board, such approvals not to be unreasonably withheld.

Under the terms of the Cooperation Agreement, the Engaged Group is subject to customary standstill restrictions until the Termination Date, which is the date that is the earliest to occur of (i) 30 calendar days prior to the notice deadline under the Company’s bylaws for nomination of director candidates for election to the Board at the 2025 annual meeting of the Company’s stockholders, (ii) 120 days prior to the first anniversary of the 2024 Annual Meeting and (iii) the consummation of an Extraordinary Transaction (as defined in the Cooperation Agreement). Under the standstill restrictions, the Engaged Group may not, among other things and subject to certain exceptions, engage in transactions resulting in the Engaged Group’s beneficial or other ownership interest in the Company’s common stock in excess of 9.9%; publicly propose, suggest or recommend a proposal for an Extraordinary Transaction involving the Company without the prior written approval of the Board; publicly seek to amend any provision of the Company’s charter, bylaws or other governing documents; seek a special meeting of the Company’s stockholders or submit any stockholder proposal; seek or propose to participate in the solicitation of proxies with respect to any securities of the Company; demand to inspect books and records pursuant to Section 220 of the General Corporation Law of the State of Delaware; or make or publicly advance any request or proposal to amend, modify or waive any provision of the Cooperation Agreement.

The Cooperation Agreement includes customary mutual non-disparagement obligations applicable until the Termination Date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, the Board appointed Kirt Karros to the Board, effective immediately. Mr. Karros will serve as a member of the class of directors serving until the Company’s 2024 annual meeting of stockholders, or until his earlier death, resignation or removal. In connection with his appointment to the Board, Mr. Karros was also appointed as a member of the Audit Committee of the Board, effective immediately.

As a non-employee director, Mr. Karros will receive compensation in accordance with the Company’s non-employee director compensation program. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Karros received an award of restricted stock units with a grant date fair value of $300,000 (the “Initial Award”), which will vest in three equal annual installments on the anniversary of his appointment to the Board subject to continued service to the Company through such dates. Mr. Karros will be eligible for annual cash retainers in the amount of $55,000 for service as a member of the Board.

There were no arrangements or understandings between Mr. Karros and any other person pursuant to which Mr. Karros was appointed as a member of the Board other than with respect to the matters referred to in Item 1.01. There have been no transactions in which Mr. Karros has an interest that would be reportable under Item 404(a) of Regulation S-K.

Mr. Karros is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-199156) filed with the Securities and Exchange Commission on October 10, 2014.

Item 8.01 Other Events.

On February 21, 2024, Nevro issued a press release announcing the Cooperation Agreement and Mr. Karros’ appointment to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated February 20, 2024, by and between Nevro Corp., Engaged Capital, LLC, Engaged Capital Holdings, LLC, Engaged Capital Flagship Master Fund, LP and Glenn W. Welling.

99.1	Press release dated February 21, 2024.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date:	February 21, 2024	By:	/s/ Roderick H. MacLeod
Roderick H. MacLeod Chief Financial Officer